SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      February 25, 2009 (February 19, 2009)
Fentura Financial, Inc.

(Exact name of registrant as specified in its charter)
Michigan

(State or other jurisdiction of incorporation)

0-23550	38-2806518

(Commission File Number)	(IRS Employer Identification No.)

175 North Leroy Street
P.O. Box 725
Fenton, Michigan	48430-0725

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code                (810) 629-2263
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On February 19, 2009, West Michigan Community Bank (the “Bank”), a subsidiary of Fentura Financial, Inc. (the “Company”) entered into a formal enforcement action with federal and state banking regulators that contains provisions to foster improvement in the Bank’s earnings, lower nonperforming loan levels, increase capital, and require revisions to various policies. The Company has begun addressing substantially all of these requirements.
     The consent agreement (the “Agreement”) to the issuance of an order to cease and desist among the Bank, the Federal Deposit Insurance Corporation (the “FDIC”) and the Michigan Office of Financial and Insurance Regulation (“OFIR”) contains several provisions which pertain to the Bank’s asset quality. Specifically, the Bank is required to maintain an adequate allowance for loan losses, to charge off assets classified as loss in its most recent regulatory examination and to adopt a plan to reduce the Bank’s risk position in each asset in excess of $250,000 which was then classified as substandard. In addition, while the Agreement is in effect, the Bank may not extend additional credit to any borrower who is already obligated on any extension of credit that has been charged-off or is classified as loss so long as the credit remains uncollected. Likewise, the Bank may not extend any additional credit to any borrower whose loan has been classified as substandard and is uncollected, unless the Bank’s board of directors has adopted a plan giving the reasons why such extension of credit is in the best interest of the Bank.
     The Agreement also requires the Bank to implement or improve certain plans, policies and practices. Specifically, the Bank must implement a plan and budget for 2009 and 2010 to improve the Bank’s overall earnings, to improve its liquidity and funds management policies, and to improve the operation of its trust department. The Bank must also implement revisions to its lending policies to provide for current collateral appraisals, board approval of loans made outside of policy guidelines, and enforcing loan policy standards for identifying and correcting existing loan policy exceptions. Finally, the Bank must develop and implement plans for the reduction and collection of delinquent loans and the reduction of certain concentrations of credit.
     With respect to capital and management generally, the Bank is required to have and maintain its level of Tier 1 capital as a percentage of its total assets at a minimum of 8% and not pay or declare any dividends without the prior consent of the FDIC and the OFIR. The Bank must also retain qualified management and notify the FDIC and the OFIR of any changes in the Bank’s directors or senior executive officers. Finally, the Bank is required to eliminate and/or correct any violations of law, rule or regulations noted in its most recent examination.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENTURA FINANCIAL, INC. (Registrant)
By:	/s/ Donald L. Grill
Donald L. Grill, President and Chief
Executive Officer

Dated: February 25, 2009